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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2006

FORTISSIMO ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52166	02-0762508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Hamelacha Street, Park Afek, Rosh Ha’ayin Israel	48091
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-972-3-915-7400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 17, 2006, Fortissimo Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 4,000,000 Units. Simultaneously with the consummation of the IPO, the Company consummated the private sale (“Private Sale”) of 333,334 Units (“Insider Units”) to Fortissimo Capital Fund GP, L.P., one of the Company’s initial stockholders. On October 25, 2006, the Company consummated the closing of 535,000 Units which were subject to the over-allotment option. Each Unit sold in the IPO and each Insider Unit consisted of one share of common stock, $.0001 par value per share, and two warrants, each to purchase one share of the Company’s common stock. The 4,535,000 Units sold in the IPO, including the 535,000 Units subject to the over-allotment option, and the Insider Units sold in the Private Sale were sold at an offering price of $6.00 per Unit, generating total gross proceeds of $29,210,004. Of this amount, $26,257,650 (or $5.79 per share) was placed in trust.

Item 9.01. Financial Statements and Exhibits

(c)        Exhibits:

Exhibit 99.1  Press release dated October 25, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2006	FORTISSIMO ACQUISITION CORP.

	By:	/s/ Yuval Cohen
Name: Yuval Cohen
Title: Chief Executive Officer